As filed with the Securities and Exchange Commission on March 1, 2000
                                                      Registration No. 333-30928
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -----------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                       Donaldson, Lufkin & Jenrette, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                                            13-1898818
 (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                         Identification No.)

                            -----------------------

                                277 Park Avenue
                            New York, New York 10172
                                 (212) 892-3000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            -----------------------

                                Michael A. Boyd
                   Senior Vice President and General Counsel
                       Donaldson, Lufkin & Jenrette, Inc.
                                277 Park Avenue
                            New York, New York 10172
                                 (212) 892-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            -----------------------

                                   Copies to:
                             Deanna L. Kirkpatrick
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                 (212) 450-4000
                            -----------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|__________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the "Securities Act") or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                EXPLANATORY NOTE

This Amendment No. 1 to Donaldson, Lufkin & Jenrette's Registration Statement on Form S-3 (File No. 333-30928) is being filed solely for the purpose of filing certain exhibits.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 16.  Exhibits

See index to exhibits at E-1.

Pursuant to the requirements of the Securities Act of 1933, Donaldson, Lufkin & Jenrette, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 1st day of March, 2000.

                                        DONALDSON, LUFKIN & JENRETTE, INC.

                                        By: /s/  Joe L. Roby
                                           -------------------------------------
                                           Joe L. Roby
                                           President and Chief Executive Officer

     Pursuant to the Requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated as of the 1st day of March, 2000.



            Signature                                   Title
            ---------                                   -----
*
---------------------------   President,-Chief Executive Officer
Joe L. Roby                     and Director

*
---------------------------   Chairman-of the Board and
John S. Chalsty                 Director

*
---------------------------   Executive-Vice President, Chief
Anthony F. Daddino              Financial Officer and Director

*
---------------------------   Director
David DeLucia

*
---------------------------   Managing-Director and Director
Hamilton E. James

*
---------------------------   Director
Stuart M. Robbins

*
---------------------------   Senior-Vice President and Chief
Edward J. Resch                 Accounting Officer


---------------------------   Director
Henri de Castries

*
---------------------------   Director
Denis Duverne

*
---------------------------   Director
Jane Mack Gould

*
---------------------------   Director
Louis Harris

*
---------------------------   Director
Michael Hegarty

---------------------------
Henri G. Hottinguer           Director

*
---------------------------
W. Edwin Jarmain              Director

*
---------------------------
Francis Jungers               Director

*
---------------------------
Edward D. Miller              Director

*
---------------------------
W.J. Sanders, III             Director

*
---------------------------
Stanley B. Tulin              Director

*
---------------------------
John C. West                  Director


* By: /s/ Marjorie S. White
---------------------------
          Attorney-in-Fact


                                            EXHIBIT INDEX



  Exhibit                               Description
  -------                               -----------

    1.1   Form of Underwriting Agreement relating to the Debt Securities*..........................
    1.2   Form of Underwriting Agreement relating to the Preferred Stock*..........................
    1.3   Form of Underwriting Agreement relating to the Warrants..................................
    3.1   Amended and Restated Certificate of Incorporation of Registrant**........................
    3.2   By-laws of the Registrant***.............................................................
    4.1   Senior Debt Indenture between the Company and The Chase Manhattan Bank, as
               Trustee.............................................................................
    4.2   Form of Senior Debt Securities*..........................................................
    4.3   Form of Subordinated Debt Indenture between the Company and The Chase Manhattan
               Bank, as Trustee*...................................................................
    4.4   Form of Subordinated Debt Securities*....................................................
    4.5.1 Form of Debt Warrant Agreement for Warrants sold attached to Debt Securities.............
    4.5.2 Form of Debt Warrant Agreement for Warrants sold alone...................................
    4.5.3 Form of Preferred Stock Warrant Agreement for Warrants sold alone or attached to
             Preferred Stock.......................................................................
    4.5.4 Form of Universal Warrant Agreement......................................................
    5.1   Opinion of Davis Polk & Wardwell.........................................................
   12.1   Computation of ratio of earnings to fixed charges****....................................
   12.2   Computation of ratio of earnings to combined fixed charges and preferred stock dividends****.......................................................................
   23.1   Consent of Davis Polk & Wardwell (included in Exhibit 5.1)...............................
   23.2   Consent of KPMG LLP......................................................................
   24.1   Powers of Attorney****...................................................................
   25.1   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The
               Chase Manhattan Bank, as Trustee, under the Indentures****..........................
-------------------
*    Incorporated by reference to the corresponding exhibit to Donaldson, Lufkin & Jenrette, Inc.'s
     Registration Statement on Form S-3 (Registration No. 333-40925).

**   Incorporated by reference to the corresponding exhibit to Donaldson, Lufkin & Jenrette, Inc.'s
     Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

***  Incorporated by reference to the corresponding exhibit to Donaldson, Lufkin & Jenrette's
     Registration Statement on Form S-3 (Registration No. 333-53499).

**** Previously filed.

                                                        E-1